UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 28, 2002

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Item 5. Other Event

Financing Activities

On October 28, 2002, Portland General Electric Company issued $100 million of 5.6675% First Mortgage Bonds, maturing October 2012. The bonds were issued as a private placement. The Company purchased a policy insuring the principal and interest payments on the Bonds which will add approximately 1.5% to annual interest costs. Net proceeds from this issue will be used to reduce short-term debt, refinance current maturities of long-term debt, and for other general corporate purposes.

Item 7. Financial Statements and Exhibits

  Exhibit

  Instruments defining the rights of security holders, including indentures

Pursuant to Regulation S-K Item 601(b)(4)(iii), the Company agrees to furnish a copy of the Fifty-first Supplemental Indenture to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

October 28, 2002	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer

October 28, 2002	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer